                    [REZNICK FEDDER & SILVERMAN LETTERHEAD]



                                July 24, 2002




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



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We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 20, 2002 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associates IV L.P., as of December 31, 2001. We also consent to the reference to our firm under the caption "Experts."


                                                 REZNICK FEDDER & SILVERMAN

                                                 Reznick Fedder & Silverman